Exhibit 10.4

ID Global Solutions Corporation
160 East Lake Brantley Drive
Longwood, Florida 32779

September 25, 2015

Maksim Umarov

4305 Diamond Terrace

Weston, Florida 33331

Re:	Employment Agreement (the “Agreement”) dated July 6, 2015 between ID Global Solutions Corporation (the “Company”) and Maksim Umarov (“Employee”)

Dear Mr. Umarov:

Reference is hereby made to the Agreement. It is hereby agreed to by the parties that the Agreement shall be amended as follows:

1.	Section 1, Paragraph 1 of the Agreement shall be amended as follows:

The Company hereby agrees to initially employ the Executive and the Executive hereby accepts such employment in his capacity as Chief Technology Officer of the Company according the terms and conditions of this Agreement.

2.	Section 2 (h) shall be added to the Agreement as follows

"h. Additional Compensation. As long as the Executive remains employed by the Company, the Company shall issue to Executive a stock option to acquire 3,000,000 shares of common stock which shall vest over eight quarters in tranches of 375,000 shares of common stock per quarter commencing on September 30, 2015.

We kindly request that you execute this letter below indicating that you agree with the above Amendment and statements.

Sincerely,

ID Global Solutions Corporation

By:________________________

Name: Thomas Szoke

Title: CEO

AGREED AND ACKNOWLEDGED:

________________________________

Maksim Umarov